                                                                       EXHIBIT 1



                AMENDMENT NO. 1 TO FIRST AMENDED RIGHTS AGREEMENT

                  AMENDMENT NO. 1 (this "Amendment"), dated as of January 15, 2001, to the Rights Agreement effective as of March 28, 1996, as amended by the First Amended Rights Agreement effective as of May 28, 1998 (as so amended, the "Rights Agreement"), between Ralston Purina Company, a Missouri corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, N.A. (the "Rights Agent").

                  WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

                  WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

                  WHEREAS, the Company proposes to enter into an Agreement and Plan of Merger (the "Nestle Merger Agreement"), among Nestle Holdings, Inc., a Delaware corporation ("Parent"), Newco Merger Company, a Missouri corporation and a direct wholly owned subsidiary of Parent ("Sub"), and the Company;

                  WHEREAS, the Board of Directors of the Company has determined that the Nestle Merger Agreement and the terms and conditions set forth therein and the transactions contemplated thereby, including, without limitation, the Merger (as defined in the Nestle Merger Agreement), are fair to and in the best interests of the Company and its shareholders; and

                  WHEREAS, the Board of Directors of the Company has determined, in connection with its contemplation of the Nestle Merger Agreement, that it is necessary and desirable to amend the Rights Agreement to exempt the Nestle Merger Agreement and the transactions contemplated thereby, including, without limitation, the Merger, from the application of the Rights Agreement as set forth in this Amendment.

                  NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

                  1. Section 1(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:


                  "Notwithstanding anything in this Rights Agreement to the contrary, neither Nestle Holdings, Inc., a Delaware corporation ("Parent"), nor Newco Merger Company, a Missouri corporation and a direct wholly owned subsidiary of Parent ("Sub"), nor any of Parent's Affiliates or Associates shall become an Acquiring Person as a result of the approval, execution, delivery or performance of the Agreement and Plan of Merger, dated as of January 15, 2001, among Parent, Sub and the Company (as it may be amended or supplemented from time to time, the "Nestle Merger Agreement"), or the consummation of the transactions contemplated thereby, including the Nestle Merger (the "Merger" as defined in
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                  the Nestle Merger Agreement) (such approval, execution,
                  delivery, performance and consummation being referred to herein as the "Permitted Merger Events")."

                  2. Section 1(y) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Shares Acquisition Date shall not occur or be deemed to occur as a result of any Permitted Merger Event."

                  3. Section 3(a) of the Rights Agreement is hereby amended and supplemented by adding the following sentence to the end thereof:

                  "Notwithstanding anything in this Rights Agreement to the contrary, a Distribution Date shall not occur or be deemed to occur as a result of any Permitted Merger Event."

                  4. Section 7(a) of the Rights Agreement is hereby amended by deleting "(i) the Close of Business on March 28, 2006 (the "Final Expiration Date")," and replacing it with the following:

                  "(i) the earlier of (x) the Close of Business on March 28, 2006 and (y) the closing of the transactions contemplated by the Nestle Merger Agreement (such earlier date, the "Final Expiration Date"),"

                  5. This Amendment shall be deemed to be a contract made under the laws of the State of Missouri and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                  6. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

                  7. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement.

                  8. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.


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                  9. Except as otherwise expressly provided herein, or unless the context otherwise requires, all terms used herein have the meanings assigned to them in the Rights Agreement.

                  10. The Rights Agent and the Company hereby waive any notice requirement under the Rights Agreement pertaining to the matters covered by this Amendment.


                                      -8-
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                  IN WITNESS WHEREOF, this Amendment has been duly executed by the Company and the Rights Agent as of the day and year first written above.

Attest:                                       RALSTON PURINA COMPANY



By: /s/ Nancy E. Hamilton                     By: /s/ Stanley M. Rea
    ------------------------------------          -----------------------------
    Name:  Nancy E. Hamilton                      Name:  Stanley M. Rea
    Title: Vice President and                     Title: Vice President and
           Secretary                                     General Counsel



Attest:                                       WELLS FARGO BANK MINNESOTA,
                                               N.A., as Rights Agent



By: /s/ Suzanne M. Swits                      By: /s/ Kenneth P. Swanson
    ------------------------------------          ----------------------------
    Name:  Suzanne M. Swits                       Name:  Kenneth P. Swanson
    Title: Assistant Secretary                    Title: Vice President



                                      -9-

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                              OFFICER'S CERTIFICATE


                  This certificate is delivered to Wells Fargo Bank Minnesota, N.A., as successor to Norwest Bank Minnesota, N.A., in connection with that certain Rights Agreement effective as of March 28, 1996, as amended by the First Amended Rights Agreement effective as of May 28, 1998 (as so amended, the "RIGHTS AGREEMENT"), between Ralston Purina Company, a Missouri corporation (the "COMPANY"), and Norwest Bank Minnesota, N.A. (the "RIGHTS AGENT"), in accordance with Section 27 of the Rights Agreement. Pursuant to Section 27 of the Rights Agreement, the Rights Agent must execute the attached Amendment No. 1 to First Amended Rights Agreement upon the delivery of this officer's certificate stating that such Amendment No. 1 to First Amended Rights Agreement is in compliance with the terms of Section 27 of the Rights Agreement.

                  The undersigned hereby certifies that the attached Amendment No. 1 to First Amended Rights Agreement was duly and validly authorized and adopted by the Board of Directors of the Company and said Amendment No. 1 to First Amended Rights Agreement is in compliance with Section 27 of the Rights Agreement.

                  In witness whereof, the undersigned has executed this Certificate as of this 15th day of January, 2001.



                                           RALSTON PURINA COMPANY



                                           By: /s/ Stanley M. Rea
                                               -------------------------------
                                               Name:  Stanley M. Rea
                                               Title: Vice President and
                                                      General Counsel